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                                                                    EXHIBIT 11.2

                          MEDICAL MANAGER CORPORATION
                      BASIC AND DILUTED EARNINGS PER SHARE
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                    THREE MONTHS
                                                         ENDED
                                                    MARCH 31, 1997
                                                    --------------
Net Income                                          $        2,740
                                                    ==============
BASIC EARNINGS PER SHARE:

Weighted average common shares outstanding                  19,481
                                                    ==============

Basic earnings per share                            $         0.14
                                                    ==============
DILUTED EARNINGS PER SHARE:

Weighted average common shares outstanding                  19,481
                                                    ==============

Diluted earnings per share                          $         0.14
                                                    ==============

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